SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                  AMENDMENT TO
                                 CURRENT REPORT
                               DATED MAY 12, 1997

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 12, 1997


                             CORE LABORATORIES N.V.
             (Exact name of registrant as specified in its charter)

      THE NETHERLANDS                                NOT APPLICABLE
(State or Other Jurisdiction              (I.R.S. Employer Identification No.)
      of Incorporation)
                                     0-26710
                            (Commission File Number)

          HERENGRACHT 424
        1017 BZ AMSTERDAM
          THE NETHERLANDS                           NOT APPLICABLE
(Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code: (31-20) 420-3191

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

    On May 12, 1997, Core Laboratories N.V. (the "Company") consummated the acquisition of all the outstanding stock of Saybolt International B.V. ("Saybolt Acquisition"), a privately held Netherlands company, for $67 million in cash and the assumption of approximately $5 million of net debt. Saybolt International B.V., and its subsidiaries ("Saybolt") provide analytical and field services to characterize and test crude oil and petroleum products to the oil industry. Saybolt operates in over 50 countries and has approximately 1,650 employees. Saybolt reported revenues of $105,358,000, $97,803,000 and $90,258,000 in 1996,
1995 and 1994, respectively. The transaction was accounted for under the purchase method which resulted in approximately $44.7 million of goodwill which is being amortized over a 40-year period. Financing for the transaction was provided through additional borrowings. Accordingly, due to the acquisition exceeding 20% of the Company's assets at December 31, 1996, as required in Rule 3-05 of Regulation S-X, certain financial statements of Saybolt and proforma information is filed herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a). FINANCIAL STATEMENTS OF ACQUIRED COMPANY.

    The following Statements of Income are not necessarily indicative of the financial results which would have occurred if the Company had owned, during the periods presented, the net assets acquired in the Saybolt Acquisition and may be significantly different than the actual amounts attributable to the Company upon consummation of the Saybolt Acquisition. In addition, future results may vary significantly from the results reflected below due to dependency on one industry segment, oil and gas; competition in the market; future acquisitions; and other factors. This information should be read in conjunction with the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

                                                                            PAGE
    SAYBOLT INTERNATIONAL B.V.:
        Report of Independent Accountants.................................    3
        Consolidated Balance Sheets as of December 31, 1996 and 1995......    4
        Consolidated Statements of Income and Retained Earnings
           for the Years Ended December 31, 1996, 1995 and 1994...........    5

        Consolidated Statements of Cash Flows for the Years Ended
           December 31, 1996, 1995 and 1994...............................    6

        Notes to Consolidated Financial Statements........................    7

    (b). PRO FORMA FINANCIAL INFORMATION.

                                                                            PAGE
        CORE LABORATORIES N.V. (THE "COMPANY"):
           Unaudited Pro Forma Condensed Consolidated Financial
               Statements - Introduction..................................   17
           Unaudited Pro Forma Condensed Consolidated Balance
               Sheet as of March 31, 1997.................................   18
           Unaudited Pro Forma Condensed Consolidated Statement
               Of Operations for the Three Months Ended March 31, 1997....   19
           Unaudited Pro Forma Condensed Consolidated Statement
               of Operations for the Year Ended December 31, 1996........    20

    (C). EXHIBITS.

    The following exhibits are filed herewith:

        23.1 Consent of Price Waterhouse LLP

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Supervisory Board and Shareholders of Saybolt International B.V.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Saybolt International B.V. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Morristown, New Jersey
April 1, 1997

SAYBOLT INTERNATIONAL B.V.
CONSOLIDATED BALANCE SHEET AT DECEMBER 31,
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                                                           1996                1995
                                                                                                          -------            -------
                        ASSETS
Current assets:
  Cash and cash equivalents ..................................................................            $ 4,380            $ 3,684
  Accounts receivable, net of allowance for doubtful accounts of
    $1,841 in 1996 and $992 in 1995 ..........................................................             21,284             17,482
  Income taxes receivable ....................................................................                386                447
  Other current assets and prepaid expenses ..................................................              3,858              4,016
                                                                                                          -------            -------
Total current assets .........................................................................             29,908             25,629

Investments in and advances to affiliated companies at cost plus
  equity in undistributed earnings ...........................................................              2,709              2,708
Property, plant and equipment, net ...........................................................             17,402             17,982
Intangible assets, net .......................................................................              2,961              3,506
Deferred tax assets ..........................................................................                972                425
                                                                                                          -------            -------
    Total assets .............................................................................            $53,952            $50,250
                                                                                                          =======            =======

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdrafts ............................................................................            $ 3,891            $ 3,808
  Current portion of long-term liabilities and short-term debt ...............................              2,640              3,694
  Due to affiliated companies ................................................................                664              1,443
  Employee benefits payable ..................................................................              2,567              2,364
  Accounts payable ...........................................................................              3,794              2,754
  Income taxes payable .......................................................................                497                922
  Other accounts payable and accrued expenses ................................................              5,393              3,073
                                                                                                          -------            -------
    Total current liabilities ................................................................             19,446             18,058

Long-term loans ..............................................................................              2,728              4,904
Provision for claims .........................................................................              2,564              1,412
Provision for pension backservice liabilities ................................................              1,083              1,098
Other long-term liabilities ..................................................................              2,814              3,113
Minority interest in consolidated subsidiary companies .......................................                580                414
                                                                                                          -------            -------
    Total liabilities ........................................................................             29,215             28,999
                                                                                                          -------            -------
Commitments and contingent liabilities (see Notes 6 and 10)

SHAREHOLDERS' EQUITY:
  Common stock - class A, NLG 1 par value ....................................................                277                277
  Common stock - class B, NLG 0.10 par value .................................................                 27                 27
  Preference A shares, NLG 1 par value .......................................................               --                 --
  Preference B shares, NLG 1 par value .......................................................               --                 --
  Capital in excess of par value .............................................................              1,866              1,866
  Cumulative translation account .............................................................                435              1,274
  Retained earnings ..........................................................................             22,132             17,807
                                                                                                          -------            -------
    Total shareholders' equity ...............................................................             24,737             21,251
                                                                                                          -------            -------
    Total liabilities and shareholders' equity ...............................................            $53,952            $50,250
                                                                                                          =======            =======

                     The accompanying notes are an integral
                part of these consolidated financial statements

SAYBOLT INTERNATIONAL B.V.
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                                         1996              1995              1994
                                                                                      ---------          --------          --------
NET REVENUES ................................................................         $ 105,358          $ 97,803          $ 90,258
                                                                                      ---------          --------          --------
OPERATING EXPENSES:
  Cost of services ..........................................................            94,370            89,521            80,120
  Depreciation and amortization .............................................             3,816             3,805             2,666
  Interest income ...........................................................              (489)             (441)             (180)
  Foreign currency losses (profits) .........................................              (355)              250                 8
  Minority interest in consolidated subsidiary companies ....................               186               169              --
  Equity in net (earnings) losses of affiliated companies ...................               146              (363)             (475)
                                                                                      ---------          --------          --------
                                                                                         97,674            92,941            82,139
                                                                                      ---------          --------          --------
Income before interest expense and income tax ...............................             7,684             4,862             8,119

Interest expense ............................................................             1,080             1,061               722
                                                                                      ---------          --------          --------
Income before income taxes ..................................................             6,604             3,801             7,397
Provision for taxes on income ...............................................             2,279             1,526             2,883
                                                                                      ---------          --------          --------
  Net income ................................................................             4,325             2,275             4,514

Retained earnings, beginning of year ........................................            17,807            15,532            11,018
                                                                                      ---------          --------          --------
Retained earnings, end of year ..............................................         $  22,132          $ 17,807          $ 15,532
                                                                                      =========          ========          ========

                     The accompanying notes are an integral
                part of these consolidated financial statements

SAYBOLT INTERNATIONAL B.V.
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, (AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                                         1996               1995              1994
                                                                                        -------           -------           -------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income .................................................................          $ 4,325           $ 2,275           $ 4,514
  Adjustments to reconcile income from operations
  to net cash provided by operating activities:
    Depreciation and amortization ............................................            3,816             3,805             2,666
    Deferred taxes ...........................................................             (546)               72               414
    Minority interest ........................................................              186               169              --
    Dividends received .......................................................             --                 106               139
    Equity in earnings of affiliates .........................................              146              (363)             (722)
    Change in assets and liabilities:
      (Increase) in accounts receivable ......................................           (3,802)           (1,125)           (4,051)
      Decrease (increase) in income taxes receivable .........................              (61)              152               245
      Decrease in other current assets & prepaid expenses ....................              158               931                71
      Increase (decrease) in accounts payable ................................            1,040              (543)              607
      Increase (decrease) in employee benefits payable .......................              203               341            (1,605)
      Increase (decrease) in income taxes payable ............................             (425)           (1,051)              119
      Increase (decrease) in other accounts payable
         and accrued expenses ................................................            3,120            (1,974)              788
                                                                                        -------           -------           -------
  Net cash provided by operating activities ..................................            8,160             2,795             3,185
                                                                                        -------           -------           -------
CASH FLOW FROM INVESTMENT ACTIVITIES:
  Additional investment in or advances to affiliates .........................             (962)           (2,376)              (18)
  Cash from newly consolidated subsidiaries ..................................               43               301               105
  Capital expenditures .......................................................           (3,713)           (5,187)           (6,604)
                                                                                        -------           -------           -------
      Net cash used by investment activities .................................           (4,632)           (7,262)           (6,517)
                                                                                        -------           -------           -------

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from (repayments of) borrowing ....................................           (3,230)              956             2,557
  Increase (decrease) in bank overdraft ......................................               83             2,737               970
                                                                                        -------           -------           -------
      Net cash provided by financing activities ..............................           (3,147)            3,693             3,527
                                                                                        -------           -------           -------

Effect of foreign currency exchange rate changes on cash .....................              315               780               268
                                                                                        -------           -------           -------
Net increase in cash .........................................................              696                 6               463
Cash and cash equivalents at beginning of year ...............................            3,684             3,678             3,215
                                                                                        -------           -------           -------
Cash and cash equivalents at end of year .....................................          $ 4,380           $ 3,684           $ 3,678
                                                                                        =======           =======           =======

Cash paid for interest .......................................................          $ 1,086           $ 1,035           $   722
                                                                                        =======           =======           =======
Cash paid for income taxes ...................................................          $ 3,310           $ 2,804           $ 2,576
                                                                                        =======           =======           =======

                     The accompanying notes are an integral
                part of these consolidated financial statements

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    COMPANY'S ACTIVITIES

    Saybolt International B.V. (the "Company") renders services such as performing chemical analyses of liquids, inspecting chemicals and liquids, taking samples and advising on them. The Company operates in 53 countries on five continents.

    PRINCIPLES OF CONSOLIDATION

    All subsidiary companies in which the Company has, directly or indirectly, an interest of more than 50% in the voting rights or where it can exercise control are fully consolidated. Intercompany transactions and balances pertaining to these entities have been eliminated.

    The consolidated figures do not include the 100% participation in Saybolt (Australia) Pty Ltd, EW Saybolt & Co (Cayman) Ltd, EW Saybolt & Co. (St. Eustatius) NV and EW Saybolt Ltda (Brazil) which are dormant.

    FOREIGN CURRENCY TRANSLATION

    Foreign currency transactions and financial statements of non-U.S. companies are translated into U.S. dollars at prevailing or current rates respectively, except for sales, costs and expenses which are translated at average current rates during each reporting period. Gains and losses resulting from foreign currency transactions are included in income currently. Gains and losses resulting from translation of financial statements are excluded from the statement of income and are credited or charged directly to a separate component of shareholders' equity.

    INTANGIBLE ASSETS

    Goodwill, calculated as the excess of the purchase price over the underlying net asset value of the acquired shares based upon group accounting principles, is capitalized and amortized over 20 years, which estimates the expected economic life.

    Capitalized expenditures include costs for obtaining long-term loans and organization costs. These amounts are amortized to income over a period of five to six years.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and, with the exception of land, are depreciated over their estimated useful lives, ranging from 3 to 33 years, using the straight-line method.

    Depreciation is calculated based on the following useful lives:

    Buildings:                      5 - 33 years
    Laboratory equipment:           3 - 10 years
    Other operating fixed assets:   3 - 10 years

    INVESTMENTS IN AFFILIATED COMPANIES

    Investments in affiliated companies are valued at their net asset value using the equity method on a pro rata basis.

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

    PROVISION FOR DEFERRED INVESTMENT GRANTS

    Deferred investment grants are based on investment grants received and are added to future annual profits in equal installments. The number of installments is proportional to the relevant asset's estimated useful life as applied in the calculation of depreciation. Deferred investment grants relate to the Dutch operating companies. An amount of $23, $25 and $26 has been credited to the 1996, 1995 and 1994 income statements, respectively.

    PROVISION FOR PENSION BACKSERVICE LIABILITIES AND SEVERANCE INDEMNITY

    Provisions for covering the backservice pension costs for employees are provided based on the present value of future payment obligations. Provisions for severance indemnity for employees are based on nominal values. The calculation takes into account length of service and remuneration at the date of termination of employment.

    INCOME TAXES

    The Company accounts for income taxes by recognizing deferred tax assets and liabilities related to the expected future tax consequences of temporary differences between the financial statement basis and the tax basis of the Company's assets and liabilities. The enacted tax rates in effect in the years in which the differences are expected to reverse are used to estimate the related amounts. Valuation allowances for deferred tax assets are recorded where it is considered more likely than not that the asset will not be realized.

    REVENUE RECOGNITION

    Revenue is recognized when the service is complete.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The amounts representing cash equivalents, accounts receivable, accounts payable and accrued expenses, amounts due under the Company's lines of credit and notes payable approximate their market value because of the short term nature of these instruments.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consists of accounts receivable only. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base. To further reduce credit risk, it is the Company's policy to review a customer's credit status before extending credit.

    CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity date of three months or less at the time of purchase to be cash equivalents.

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)



2.  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

    Investments in affiliated companies include the company's share in equity of the following companies at December 31, 1996:

                                                                          NET
                                            %      TOTAL                INCOME
    COMPANY                                OWNED   ASSETS    EQUITY     (LOSS)
                                           ----    -----     ------     -------
    Saybolt Tunisie SARL .............      49      $712      $ 494       $  18
    Saybolt Afrique SA ...............      49       668        593         183
    Saybolt Saudi Arabia .............      45       531       (140)        (45)
    Saybolt Malaysia Sdn Bkd .........      40       476       (727)       (226)
    Saybolt Azerbaidjan BV ...........      50         1          1         (46)
    Saybolt-SIC ......................      50       164        164         (37)
    Checkmark Management BV ..........      50       126         10         (12)

    The affiliated companies, which are directly or indirectly owned, are valued at their proportional net asset value using the equity method, but no less than zero.

    Movements in investments in and advances to affiliated companies are summarized as follows:
                                                             1996          1995
                                                          -------       -------
    Balance at January 1 ...........................      $ 1,211       $ 1,839
    Acquisitions and payment to share capital ......          320            24
    Results for the year ...........................         (146)          363
    Dividends received .............................         --            (106)
    Exchange differences ...........................         (109)          113
    Transfer to consolidated companies .............         (567)       (1,022)
                                                          -------       -------
      Balance at December 31 .......................          709         1,211
    Advances to affiliated companies ...............        2,000         1,497
                                                          -------       -------
                                                          $ 2,709       $ 2,708
                                                          =======       =======

3.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 31, comprise the following:

                                                             1996           1995
                                                          -------        -------
    Land and buildings ...........................        $11,758        $12,277
    Laboratory equipment .........................         20,509         19,455
    Other operating fixed assets .................         11,664         10,372
                                                          -------        -------
                                                           43,931         42,104

    Less:  accumulated depreciation ..............         26,529         24,122
                                                          -------        -------
                                                          $17,402        $17,982
                                                          =======        =======

    The buildings owned by Saybolt-van Duyn Holding BV, Saybolt United Kingdom Ltd, Saybolt Finland Oy, Saybolt France S.A. and Saybolt-Heinrici Inc. are mortgaged as security for the long-term bank loan facilities.

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)


4.  INTANGIBLE ASSETS

    Intangible assets at December 31, consist of the following:

                                                             1996           1995
                                                           ------         ------
    Capitalized expenditures .....................         $  549         $  597
    Goodwill .....................................          3,497          3,803
                                                           ------         ------
                                                            4,046          4,400

    Less:  accumulated amortization ..............          1,085            894
                                                           ------         ------
                                                           $2,961         $3,506
                                                           ======         ======


5.  LINES OF CREDIT AND NOTES PAYABLE

    Lines of credit and notes payable consist of the following at December 31:


                                                          1996         1995
                                                         ------       ------
    $6,900 line of credit. Borrowings
    against the line bear interest at
    variable rates based on Dutch interest
    rates. The Company's borrowings under
    the line of credit are secured by the
    accounts receivable and other assets of
    the Company. Amounts drawn under the
    credit facility:

    Amount payable upon demand if credit is
    withdrawn, bearing interest at 6% per
    annum ........................................       $1,293       $2,465

    Long-term loan bearing interest at 9.2%
    per annum. Payable in annual
    installments of $382, balance due at
    maturity in 2002 .............................        1,513        2,062

    Long-term loan bearing interest at 6.2%
    per annum. Payable in annual
    installments of $500, balance due at
    maturity in 1998 .............................        1,125        1,500


    Mortgage loan payable to bank, accruing
    interest at 8% per annum, payable in
    yearly installments of $63, final
    installment due in 2011. The loan is
    secured by the Company's real estate in
    France .......................................          855          975

    Note payable to bank, accruing interest
    at 9.25% per annum, payable in monthly
    installments of $4 with balance due at
    maturity in November 1997. The note is
    collateralized by a first lien on real
    estate .......................................          370          382

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                               1996        1995
                                                            -------     -------
        Mortgage loan payable to bank accruing
        interest at 7% per annum, payable in
        yearly installments of $32, final
        installment due in 2003. The loan is
        secured by the Company's real estate in
        the United Kingdom .............................        212         313

        Note payable to bank, accruing interest
        at 8.75% per annum, payable in monthly
        installments of $5. Remaining principal
        and interest are due at maturity
        (December 1997). The note is secured by
        equipment and cross-collateralized by a
        first lien deed of trust on real estate ........       --           111

        Note payable to financing company,
        accruing interest at 5.2% per annum,
        payable in nine monthly installments of
        $29, maturing in May 1996  .....................       --           141

        Other ..........................................       --           649
                                                            -------     -------
                                                              5,368       8,598
        Less current maturities ........................     (2,640)     (3,694)
                                                            -------     -------
        Non-current portion ............................    $ 2,728     $ 4,904
                                                            =======     =======

        Annual maturities of lines of credit and notes payable are as follows:

        1997 .............................................               $2,640
        1998 .............................................                  977
        1999 .............................................                  602
        2000 .............................................                  462
        2001 .............................................                   95
        2002 and thereafter ..............................                  592
                                                                         ------
                                                                         $5,368
                                                                         ======

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

6.  LEASE COMMITMENTS

    The Company leases certain facilities under noncancelable operating leases expiring in various years through 2005. Several of the leases are subject to renewal options under various terms and certain agreements contain a provision for periodic rate adjustments to reflect consumer price index changes.

    Future minimum lease commitments at December 31, 1996 can be summarized as follows:

    1997 ..............................................               $2,486
    1998 ..............................................                1,604
    1999 ..............................................                  909
    2000 ..............................................                  549
    2001 ..............................................                  252
    2002 and thereafter ...............................                  149
                                                                      ------
                                                                      $5,949
                                                                      ======
7.  INCOME TAXES
    The provision for income taxes consists of:
                                                    YEAR ENDED DECEMBER 31,
                                          --------------------------------------
                                             1996            1995           1994
                                          -------          ------         ------
    CURRENT:
      Netherlands ...............         $   445          $  270         $1,218
      Foreign ...................           2,380           1,184          1,269
                                          -------          ------         ------
                                            2,825           1,454          2,487
                                          -------          ------         ------
    DEFERRED:
      Netherlands ...............            --              --             --
      Foreign ...................            (546)             72            396
                                          -------          ------         ------
                                             (546)             72            396
                                          -------          ------         ------
        Total ...................         $ 2,279          $1,526         $2,883
                                          =======          ======         ======

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)

    Significant components of the Company's deferred tax liabilities and assets at December 31, are as follows:

                                                            1996           1995
                                                         -------        -------
    LIABILITIES:
      Prepaid pension costs ..........................   $   114        $   213
      Other ..........................................       249            208
                                                         -------        -------
        Total deferred tax liabilities ...............       363            421
                                                         -------        -------

    ASSETS:
      Net operating losses ...........................       911          1,365
      Reserves for uninsured risks ...................       900            510
      Accrued vacation ...............................       181            140
      Bad debt expense ...............................       106             49
                                                         -------        -------
        Total deferred tax asset .....................     2,098          2,064

      Valuation allowance ............................      (911)        (1,365)
                                                         -------        -------
                                                           1,187            699
                                                         -------        -------
          Net deferred tax asset .....................   $   824        $   278
                                                         =======        =======

    Certain of the Company's non-US subsidiaries have available net operating loss carryforwards which may be used to offset future taxable income, if any, in the respective countries. Due to the uncertainty of generating taxable income in these countries, the Company has recorded a 100% valuation allowance with respect to the net operating loss carryforwards.

    The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the Dutch statutory rate of 35% as follows:

                                                           YEAR ENDED DECEMBER 31
                                                        ---------------------------
                                                          1996      1995      1994
                                                        -------   -------   -------
    Expected tax expense at the expected statutory rate $ 2,423   $ 1,262   $ 2,422
    Effect of foreign operations ......................    (516)     (851)     (166)
    Operating losses with no current tax benefit ......     504       731       232
    Benefit from use of operating loss carryforwards ..    (551)      (35)      (62)
    State and local taxes .............................     136       148       233
    Other .............................................     283       271       224
                                                        -------   -------   -------
      Total ........................................... $ 2,279   $ 1,526   $ 2,883
                                                        =======   =======   =======

    The Company has not recorded deferred income taxes applicable to withholding taxes on future dividends paid to The Netherlands. In most cases, a foreign dividend withholding tax will be due upon actual distribution of such dividend and, in that case, would be subject to the 5% withholding tax rate under the respective tax treaty with The Netherlands.

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)



8.  RELATED PARTY TRANSACTIONS

    The Company's principal lender is also a shareholder of the Company.


9.  BENEFIT PLANS

    The Company provides a retirement benefit to substantially all of its Dutch employees equal to 1.75% of each employee's final pay for each year of service, subject to a maximum of 70%. Funding for this benefit is in the form of premiums paid to an insurance company based upon each employee's age and current salary. Salary increases require higher premiums which are paid over future years and are reflected, at their net present value, as a provision for pension backservice liabilities. Employees are 100% vested at all times. In the event an employee leaves the company, the Company is required to immediately pay the backservice pension liability to the insurance company. The insurance company has assumed substantially all risk associated with the plan.

                                                         YEAR ENDED DECEMBER 31
                                                       ------------------------
                                                       1996     1995       1994
                                                       ----     ----     ------
    Premiums ......................................    $648     $595     $  684
    Increase to pension backservice liabilities ...      76      328        328
                                                       ----     ----     ------
      Net cost ....................................    $724     $923     $1,012
                                                       ====     ====     ======
    Discount rate .................................       5%       5%         6%

    The company has a defined benefit plan which covers substantially all full-time employees at Saybolt Inc., a wholly owned subsidiary of the Company, in the United States. The benefits are based on years of service and the employee's final average earnings (as defined). The Company's funding policy is to contribute annually the maximum amount that can be deducted for U.S. income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

    The following table sets forth the plan's funded status of amounts recognized in the Company's financial statements at December 31:

                                                                  1996        1995
                                                                -------     -------
     Actuarial present value of accumulated benefit
      obligations, including vested benefits of $7,492
      and $7,341 in 1996 and 1995, respectively..............    $(7,524)    $(7,348)
                                                                 -------     -------
     Projected benefit obligation for services
      rendered to date ......................................     (8,250)     (7,843)

     Plan assets at fair value ..............................      8,928       8,664
                                                                 -------     -------
     Plan assets in excess of projected benefit
      obligation ............................................        678         821


     Unrecognized net (gain) or loss from past
      experience different from assumptions .................        800         986

     Unrecognized net asset being recognized over
      approximately 15 years ................................        (96)       (118)

     Unrecognized prior service cost being recognized
      over approximately 15 years ...........................     (1,062)     (1,158)
                                                                 -------     -------
      Prepaid pension cost included in prepaid
       expenses .............................................    $   320     $   531
                                                                 =======     =======

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)



                                                              1996        1995
                                                            -------     -------
    NET PERIODIC PENSION COST INCLUDES THE FOLLOWING:
      Service cost - benefits earned during the period .    $   433     $   320
      Interest cost on projected benefits obligation ...        542         531
      Actual return on plan assets .....................     (1,045)     (1,547)
      Net amortization and deferral ....................        282         859
                                                            -------     -------
        Net period pension costs .......................    $   212     $   163
                                                            =======     =======

    The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 7% for both 1996 and 1995. The expected long-term rate of return on assets was 8% in 1996 and 1995.

    Two of the Company's U.S. subsidiaries sponsor a 401(k) profit-sharing plan and trust for their employees that includes an employer's matching contribution equal to 50% of qualified employee contributions. Employees vest in employer's contributions over two to five years of service. The Company's contributions were $199 for 1996, $190 for 1995 and $32 for 1994.

    The Company also provides retirement benefits to its employees in other countries under various plans. Total pension expense related to these plans aggregated $970, $572 and $732 for 1996, 1995 and 1994, respectively.

10.   COMMITMENTS AND CONTINGENT LIABILITIES

    a. The Company has given a guarantee of FRF 5,000,000 (approximately $1,042) to Banque National de Paris ("BNP") for the mortgage of Saybolt France SA.

    b. The Company is party in various claims, legal actions and complaints arising in the ordinary course of business. The company maintains insurance coverage for such risks and accrues amounts it is likely to pay in relation to such issues. Insurance coverage for claims made related to its services is on a per claims basis with a deductible per claim. While the resolution of any matter may have an impact on the financial results of the period in which the matter is settled, management believes that that the ultimate disposition of each of these matters will not have a materially adverse effect upon the Company's results of operations or financial position.

    c. The Company's operations are subject to environmental and other government regulation in the countries in which it operates. In the latter part of 1996, the Company was informed that the Environmental Protection Agency ("EPA") and the U.S. Department of Justice ("DOJ") had commenced a criminal investigation into certain practices at several of the Company's U.S. laboratories. The Company is cooperating with this investigation and, in addition, has begun its own internal review of the matter. If the EPA and/or DOJ conclude that the Company was in noncompliance with any of the applicable rules and regulations, the Company may be subjected to fines, civil or criminal proceedings, sanctions and/or the revocation of its licenses and/or authorization to perform certain services governed by the EPA or to continue to conduct business in certain areas. While it is not presently possible to predict the outcome of this matter, the ultimate disposition of this matter could have a material adverse effect on the consolidated results of operations and financial position of the Company.

SAYBOLT INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS)



11. SHAREHOLDERS' EQUITY
    The capitalization of the Company is as follows:

                                             SHARES        SHARES     SHARES
                                           AUTHORIZED      ISSUED   OUTSTANDING
                                           ---------       -------    -------
    Common stock - class A .........       1,000,000       504,639    504,639
    Common stock - class B .........       9,990,000       495,361    495,361
    Preference A shares 500 ........               5          --         --
    Preference B shares 500 ........             100          --         --


12. NET REVENUES
    Net revenues by geographical region can be summarized as follows:

                                                      YEAR ENDED DECEMBER 31
                                                --------------------------------
                                                   1996        1995        1994
                                                --------     -------     -------
    The Netherlands .......................     $ 13,384     $14,310     $12,944
    Rest of Europe, CIS and Africa ........       35,518      31,163      24,775
    Middle West and Far East ..............       11,035      10,071       8,296
    Americas ..............................       45,128      42,259      44,243
                                                --------     -------     -------
                                                $105,065     $97,803     $90,258
                                                ========     =======     =======


13. SUBSEQUENT EVENTS (UNAUDITED)

    The Company is in negotiations to be acquired by Core Laboratories N.V. ("Core"), a Dutch company based in Amsterdam, The Netherlands whose stock trades on the U.S. Nasdaq Stock Market. The transaction is subject to, among other things, due diligence to be performed by Core, approval by regulators and approval by the respective shareholders. There can be no assurance that the transaction will be consummated.

                     CORE LABORATORIES N.V. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following statements provide summary unaudited pro forma condensed income statement data for the three months ended March 31, 1997 and for the year ended December 31, 1996, and summary unaudited pro forma condensed consolidated balance sheet data as of March 31, 1997. This pro forma financial data gives effect to the acquisition of all the outstanding stock of Saybolt International B.V. (the "Saybolt Acquisition"), by Core Laboratories N.V. (the "Company") as if it had occurred, in the case of the income statement data, on January 1, 1996, and, in the case of the balance sheet data, on March 31, 1997. Such pro forma financial data may not be indicative of what the financial condition or results of operations of the Company would have been had the transaction to which it gives effect been completed on such earlier date, nor is it necessarily indicative of the financial condition or results of operations that may exist in the future. The following pro forma information should be read in conjunction with the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the historical financial statements and notes of Saybolt International B.V. appearing elsewhere in this Form 8-K/A.

                             CORE LABORATORIES N.V.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                    (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                                                                      ADJUSTMENTS        PRO FORMA
                                                                                         THE            SAYBOLT              AS
                          ASSETS                                                       COMPANY        ACQUISITION         ADJUSTED
                                                                                      ---------         -------           ---------
CURRENT ASSETS:
    Cash and cash equivalents ................................................        $   1,884         $ 4,051(a)        $   5,935
    Accounts receivable, net .................................................           32,724          18,095(a)           50,819
    Inventories ..............................................................           10,739            --                10,739
    Other current assets .....................................................            2,503           5,054(a)            7,557
                                                                                      ---------         -------           ---------
      Total current assets ...................................................           47,850          27,200              75,050


PROPERTY, PLANT AND EQUIPMENT, at cost .......................................           42,746          16,685(a)           59,431
    Less - accumulated depreciation ..........................................           (9,732)           --                (9,732)
                                                                                      ---------         -------           ---------
                                                                                         33,014          16,685              49,699


INTANGIBLES AND GOODWILL, net ................................................           19,262          47,650(a)           66,912
OTHER LONG-TERM ASSETS .......................................................            2,761           3,947(a)            6,708
                                                                                      ---------         -------           ---------
      Total assets ...........................................................        $ 102,887         $95,482           $ 198,369
                                                                                      =========         =======           =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term debt .....................................        $   4,346         $  --             $   4,346
    Accounts payable .........................................................            7,620           7,352(a)           14,972
    Other current liabilities ................................................            9,322           8,971(a)           18,293
                                                                                      ---------         -------           ---------
      Total current liabilities ..............................................           21,288          16,323              37,611


LONG-TERM DEBT ...............................................................           28,873          72,368(b)          101,241
OTHER LONG-TERM LIABILITIES ..................................................            3,396           6,791(a)           10,187
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
    Preference shares, NLG .03 par value; 3,000,000 shares
      authorized, none issued or outstanding .................................             --              --                  --
    Common stock, NLG .03 par value; 30,000,000 shares
      authorized, 10,595,638 issued and outstanding
      at March 31, 1997 ......................................................              186            --                   186
    Additional paid-in capital ...............................................           35,535            --                35,535
    Retained earnings ........................................................           13,609            --                13,609
                                                                                      ---------         -------           ---------
      Total shareholders' equity .............................................           49,330            --                49,330
                                                                                      ---------         -------           ---------
        Total liabilities and shareholders' equity ...........................        $ 102,887         $95,482           $ 198,369
                                                                                      =========         =======           =========

(a) Represents the estimated allocation of the assets acquired and liabilities assumed in connection with the Saybolt Acquisition including $44.7 million of estimated goodwill. The purchase price allocation is preliminary, thus as additional information concerning the value of the assets acquired and liabilities assumed becomes known, adjustments will be made to the purchase price allocation.

(b) Represents additional borrowings to finance the Saybolt Acquisition and refinance debt assumed in the Saybolt Acquisition.

                     CORE LABORATORIES N.V. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         HISTORICAL               ADJUSTMENTS
                                                                -----------------------------     -----------
                                                                                    SAYBOLT         SAYBOLT             PRO FORMA
                                                                THE COMPANY       ACQUISITION     ACQUISITION           AS ADJUSTED
                                                                -----------        --------         -------            ------------
SALES AND SERVICES .....................................        $    26,861        $ 25,402         $  --              $     52,263
                                                                -----------        --------         -------            ------------
OPERATING EXPENSES:
    Costs of sales and services ........................             21,347          22,928            --                    44,275
    General and administrative expenses ................              1,024            --              --                     1,024
    Depreciation and amortization ......................              1,462           1,000             279 (a)               2,741
    Other (income) expense, net ........................                 49             (63)           --                       (14)
                                                                -----------        --------         -------            ------------
Income (loss) before interest expense
    and income tax expense .............................              2,979           1,537            (279)                  4,237
INTEREST EXPENSE .......................................                287             250           1,256 (b)               1,793
                                                                -----------        --------         -------            ------------
Income (loss) before income
       tax expense (benefit) ...........................              2,692           1,287          (1,535)                  2,444
INCOME TAX EXPENSE (BENEFIT) ...........................                808             444            (537)(c)                 715
                                                                -----------        --------         -------            ------------
       Net income (loss) ...............................        $     1,884        $    843         $  (998)           $      1,729
                                                                ===========        ========         =======            ============
NET INCOME PER SHARE ...................................        $       .18                                            $        .16
                                                                ===========                                            ============
WEIGHTED AVERAGE
    SHARES OUTSTANDING .................................         10,760,684                                              10,760,684
                                                                ===========                                            ============

(a) Represents amortization expense for the estimated amount of goodwill to be acquired in the Saybolt Acquisition which will be amortized over an estimated 40-year life.

(b) Represents interest expense on the additional borrowings of $67 million to finance the Saybolt Acquisition at an interest rate of 7.5%.

(c) Represents the tax effect of the aforementioned pro forma adjustments based on the Dutch statutory rate of 35%.

                     CORE LABORATORIES N.V. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          HISTORICAL               ADJUSTMENTS
                                                                -----------------------------      -----------
                                                                                     SAYBOLT         SAYBOLT             PRO FORMA
                                                                 THE COMPANY       ACQUISITION     ACQUISITION          AS ADJUSTED
                                                                ------------        ---------        -------           ------------
SALES AND SERVICES ......................................       $    105,368        $ 105,358        $  --             $    210,726
                                                                ------------        ---------        -------           ------------
OPERATING EXPENSES:
    Costs of sales and services .........................             84,643           94,370           --                  179,013
    General and administrative expenses .................              3,559             --             --                    3,559
    Depreciation and amortization .......................              4,600            3,816          1,117 (a)              9,533
    Other income, net ...................................               (248)            (512)          --                     (760)
                                                                ------------        ---------        -------           ------------
Income (loss) before interest expense
    and income tax expense ..............................             12,814            7,684         (1,117)                19,381
INTEREST EXPENSE ........................................              1,418            1,080          5,025 (b)              7,523
                                                                ------------        ---------        -------           ------------
Income (loss) before income
    tax expense (benefit) ...............................             11,396            6,604         (6,142)                11,858
INCOME TAX EXPENSE (BENEFIT) ............................              3,719            2,279         (2,150)(c)              3,848
                                                                ------------        ---------        -------           ------------
    Net income (loss) ...................................       $      7,677        $   4,325        $(3,992)          $      8,010
                                                                ------------        =========        =======           ============
NET INCOME PER SHARE ....................................       $        .72                                           $        .75
                                                                ============                                           ============
WEIGHTED AVERAGE
    SHARES OUTSTANDING ..................................         10,690,902                                             10,690,902
                                                                ============                                           ============

(a) Represents amortization expense for the estimated amount of goodwill to be acquired in the Saybolt Acquisition which will be amortized over an estimated 40-year life.

(b) Represents interest expense on the additional borrowings of $67 million to finance the Saybolt Acquisition at an interest rate of 7.5%.

(c) Represents the tax effect of the aforementioned pro forma adjustments based on the Dutch statutory rate of 35%.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CORE LABORATORIES N.V.
                                    by:  Core Laboratories International B.V.



Dated: July 21, 1997                By: /s/RICHARD L. BERGMARK
                                           Richard L. Bergmark
                                           Chief Financial Officer and Treasurer
                                           (Principal Financial Officer and
                                           Chief Accounting Officer)